Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-240146) pertaining to the Amended and Restated 2017 Equity Incentive Plan, as amended, 2020 Stock Incentive Plan and 2020 Employee Stock Purchase Plan of Inozyme Pharma, Inc.;

(2)
Registration Statement (Form S-8 No. 333-254685) pertaining to the 2020 Stock Incentive Plan and 2020 Employee Stock Purchase Plan of Inozyme Pharma, Inc.;

(3)
Registration Statement (Form S-8 No. 333-263586) pertaining to the 2020 Stock Incentive Plan and 2020 Employee Stock Purchase Plan of Inozyme Pharma, Inc.; and

(4)
Registration Statement (Form S-3 No. 333-258702) of Inozyme Pharma, Inc.;

of our report dated March 22, 2023, with respect to the consolidated financial statements of Inozyme Pharma, Inc. included in this Annual Report (Form 10-K) of Inozyme Pharma, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 22, 2023